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                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

   We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 15, 2000 (except for Note 9, as to which the
date is May   , 2000), in the Registration Statement (Form S-1) and related
Prospectus of Lantronix, Inc.

                                          Ernst & Young LLP

Orange County, California
May   , 2000

   The foregoing consent is in the form that will be signed upon the completion of the re-incorporation described in Note 9 to the consolidated financial statements.

                                          /s/ Ernst & Young LLP

Orange County, California

June 9, 2000